                                                                     EXHIBIT 4.3

                                                               EXECUTION VERSION

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                        ALLIED WASTE NORTH AMERICA, INC.

                          -----------------------------

                                  $750,000,000

                          8-1/2% SENIOR NOTES DUE 2008

                          -----------------------------

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF NOVEMBER 27, 2001

                          -----------------------------


                           J.P. MORGAN SECURITIES INC.

                            SALOMON SMITH BARNEY INC.

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                         DEUTSCHE BANC ALEX. BROWN INC.

                              LEHMAN BROTHERS INC.

                                 UBS WARBURG LLC

                              ABN AMRO INCORPORATED

                          BANC ONE CAPITAL MARKETS INC.

                            SCOTIA CAPITAL (USA) INC.

                      CREDIT LYONNAIS SECURITIES (USA) INC.

                          FIRST UNION SECURITIES, INC.

                             FLEET SECURITIES, INC.


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
         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of November 27, 2001, by and among Allied Waste North America, Inc., a Delaware corporation (the "COMPANY"), Allied Waste Industries Inc., a Delaware corporation (the "PARENT GUARANTOR"), each of the entities listed on Schedule A hereto (each, including the Parent Guarantor, a "GUARANTOR" and collectively, the "GUARANTORS"), and J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc., UBS Warburg LLC, ABN AMRO Incorporated, Banc One Capital Markets Inc., Scotia Capital (USA) Inc., Credit Lyonnais Securities
(USA) Inc., First Union Securities, Inc. and Fleet Securities, Inc. (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 8-1/2% Senior Notes due 2008 (the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated November 15, 2001 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers under the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture Supplement (the "INDENTURE SUPPLEMENT"), dated as of the date hereof, to the Indenture dated December 23, 1998, among the Company, the Guarantors and U.S. Bank Trust National Association as Trustee (the "TRUSTEE"), relating to the Notes (the "BASE INDENTURE" and, together with the Indenture Supplement, the "INDENTURE").

         The parties hereby agree as follows:

1        DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT:  The Securities Act of 1933, as amended.

         BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         CERTIFICATED SECURITIES:  As defined in the Indenture.

         CLOSING DATE:  The date hereof.

         COMMISSION:  The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b)


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
hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         CONSUMMATION DEADLINE:  As defined in Section 3(b) hereof.

         EFFECTIVENESS DEADLINE:  As defined in Sections 3(a) and 4(a) hereof.

         ELECTING HOLDER: Any holder of Series A Notes that has supplied the information requested by the Company in accordance with Section 4(b).

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Series A Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, or (ii) outside the United States in reliance upon Regulation S under the Act to non-U.S. persons.

         FILING DEADLINE:  As defined in Section 3(a) hereof.

         HOLDERS:  As defined in Section 2 hereof.

         NOTES:  The Series A Notes and the Series B Notes.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE:  As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT:  As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         REGULATION S:  Regulation S promulgated under the Act.


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
         RULE 144:  Rule 144 promulgated under the Act.

         SERIES B NOTES: The Company's 8-1/2% Series B Senior Notes due 2008 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         SHELF EFFECTIVENESS DEADLINE:  As defined in Section 4(a) hereof.

         SHELF FILING DEADLINE: As defined in Section 4(a) hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

         SUSPENSION NOTICE:  As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each (A) Series A Note, until the earliest to occur of (i) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series A Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series B Notes), or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act and each (B) Series B Note held by a Broker-Dealer until the date on which such Series B Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

2        HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

3        REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date (such 120th day being the "FILING DEADLINE"), (ii) use their respective reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use their respective reasonable best efforts to commence and Consummate the Exchange Offer. The


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Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes and the Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days thereafter (such 45th day being the "CONSUMMATION DEADLINE").

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

         Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days from the Consummation Deadline. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.


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
4        SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, then the Company and the Guarantors shall:

                  (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "SHELF FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

                  (y) use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day, the "SHELF EFFECTIVENESS DEADLINE").

         If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are eligible for resale under Rule 144(k) of the Act.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Items 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.


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No Holder shall be entitled to Special Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5        SPECIAL INTEREST

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or Shelf Effectiveness Deadline, as applicable, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted herein) or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT" and each period during which a Registration Default has occurred and is continuing, a "REGISTRATION DEFAULT PERIOD"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder affected thereby liquidated damages as special interest ("SPECIAL INTEREST") in an amount which shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Special Interest payable with respect to the Transfer Restricted Securities as a result of such clause
(i), (ii), (iii) or (iv), or (5) once the Transfer Restricted Securities are eligible for resale under Rule 144(k) of the Act, as applicable, shall cease (at which time the interest rate shall be restored to its initial rate).

         All accrued Special Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which Special Interest is due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Special Interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

6        REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) use their respective best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer


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
Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (y) comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it
         (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Items 507 or 508, as applicable, of Regulation S-K.


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
                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by the staff of the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

                  (iv) to cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement and in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be qualified in accordance with the terms of the TIA; and execute and use their respective best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

                  (i) comply with all the provisions of Section 6(c) below and use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to
         Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

                  (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

         (c) General Shelf Provisions. In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                  (i) use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, the Company may suspend the offering and sales under the Exchange Offer Registration Statement subsequent to the Consummation of the Exchange Offer or the Shelf Registration Statement for up to 60 days in each year during which such Exchange Offer Registration Statement is required to be effective and usable hereunder subsequent to the Consummation of the Exchange Offer or such Shelf Registration Statement is required to be effective and usable hereunder (measured from the date of effectiveness of such Shelf Registration Statement to successive anniversaries thereof) if (A) either (y)(I) the Company shall be engaged in a material acquisition or disposition and
         (II)(aa) such acquisition or disposition is required to be disclosed in the Exchange Offer Registration Statement or the Shelf Registration Statement, the related Prospectus or any amendment or supplement thereto, or the failure by the Company to disclose such transaction in the Exchange Offer Registration Statement or the Shelf Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Exchange Offer Registration Statement or Shelf Registration Statement, or amendment thereto, to contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading, or would cause such Prospectus, or supplement thereto, to contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading, in light of the circumstances under which they were made, (bb) information regarding the existence of such acquisition or disposition has not then been publicly disclosed by or on behalf of the Company and (cc) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interest of the Company or would have a material adverse effect on the consummation of such acquisition or disposition or (z) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in this Section 6(c)(i) would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (B) the Company notifies the Holders within two business days after such Board of Directors makes the relevant determination set forth in clause (A); provided, however, that in each such case the applicable period specified in Section 3 (subsequent to the Consummation of the Exchange Offer) and Section 4 hereof during which the applicable Exchange Offer Registration Statement or Shelf Registration Statement is required to be kept effective and usable shall be extended by the number of days during which such effectiveness was suspended pursuant to the foregoing and Special Interest shall not apply during any period the Company is permitted to suspend offerings and sales under this sentence;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Sections 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) furnish to each Holder, who shall certify to the Company that they have a present intention to sell Transfer Restricted Securities in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof;

                  (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                  (vii) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders who shall certify to the Company that they have a current intention to sell the Transfer Restricted Securities, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in the reasonable judgment of counsel for the Company, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required, or shall deem it advisable, so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirement of such order, and only after such person shall have given the Company prompt prior written notice thereof), or (C) such information is required to be set forth in such Registration Statement, or amendment thereto, in order that such Registration Statement or amendment thereto does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading, or such information is required to be set forth in the Prospectus, or supplement thereto, in order that such Prospectus, or supplement thereto, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (ix) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including, at the request of such Holder, all documents incorporated by reference therein and all exhibits (including, at the request of such Holder, exhibits incorporated therein by reference);

                  (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

                  (A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3), use their respective best efforts to cause to be furnished) to each Holder upon the effectiveness of the Shelf Registration Statement:

                      (1) a certificate, dated such date, signed on behalf of
                  the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Sections 9(a) and 9(b) of the Purchase Agreement and such other similar matters as such Holder may reasonably request;

                      (2) an opinion, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in Exhibit A of the Purchase Agreement and such other matters as such Holder may reasonably request, including the last paragraph of Exhibit A relating to the Registration Statement or the Exchange Offer Registration Statement, as the case may be; and

                      (3) a customary comfort letter, dated the date of
                  Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement; and

                (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified but for the requirements of this clause (xii) or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject, or make any changes to their respective certificates of incorporation or by-laws or any agreement between the Company and its stockholders or the Guarantors and their stockholders;

                  (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                  (xvi) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their respective best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Sections 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

7        REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and the Holders; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing, the Holders being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

8        INDEMNIFICATION

         (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

         (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or any of their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Guarantors pursuant to this Section 8; and the Company and the Guarantors, such directors or officers or such controlling person shall have the right and duties given to each Holder pursuant to this
Section 8.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to
Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party's written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holder, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

9        UNDERWRITTEN OFFERING

         (a) Selection of Underwriters. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the Company.

         (b) Participation by Holders. Each Holder hereby agrees with each other such Holder that no such Holder may participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10       RULE 144A AND RULE 144

         The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to
Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

11       MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person other than as set forth or incorporated by reference in the Offering Memorandum. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company or the Guarantors:

                           15880 North Greenway - Hayden
                           Loop, Suite 100
                           Scottsdale, Arizona  85260

                           Telecopier No.:  (602) 627-2703
                           Attention:  Steve Helm, Esq.

                           With a copy to:

                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, NY  10022

                           Telecopier No.:  (212) 751-4864
                           Attention:  Gregory A. Ezring, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             ALLIED WASTE NORTH AMERICA, INC.


                                             By:   /s/ Thomas P. Martin
                                                --------------------------------
                                                  Name:  Thomas P. Martin
                                                  Title: Treasurer


                                             ALLIED WASTE INDUSTRIES, INC.


                                             By:   /s/ Thomas P. Martin
                                                --------------------------------
                                                  Name:  Thomas P. Martin
                                                  Title: Treasurer


                                             EACH ENTITY LISTED ON SCHEDULE A,
                                             as Guarantors

                                             By:   /s/ Thomas P. Martin
                                                --------------------------------
                                                  Name:  Thomas P. Martin
                                                  Title: Treasurer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written by J.P. Morgan Securities Inc.
on behalf of the Initial Purchasers.



J.P. Morgan Securities Inc.


By: /s/ Gerard J. Murray
   ---------------------------
     Name:  Gerard J. Murray
     Title: Managing Director

                             SCHEDULE A: GUARANTORS

                                  CORPORATIONS

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
AAWI, Inc.                                                               Texas
Action Disposal, Inc.                                                    Texas
Adrian Landfill, Inc.                                                    Michigan
ADS, Inc.                                                                Oklahoma
ADS of Illinois, Inc.                                                    Illinois
Agri-tech, Inc. of Oregon                                                Oregon
Alabama Recycling Services, Inc.                                         Alabama
Albany-Lebanon Sanitation, Inc.                                          Oregon
Alaska Street Associates, Inc.                                           Washington
Allied Acquisition Pennsylvania, Inc.                                    Pennsylvania
Allied Acquisition Two, Inc.                                             Massachusetts
Allied Enviro Engineering, Inc.                                          Texas
Allied Enviroengineering, Inc.                                           Delaware
Allied Nova Scotia, Inc.                                                 Delaware
Allied Waste Alabama, Inc.                                               Delaware
Allied Waste Company, Inc.                                               Delaware
Allied Waste Hauling of Georgia, Inc.                                    Georgia
Allied Waste Holdings (Canada) Ltd.                                      Delaware
Allied Waste Industries, Inc. *                                          Delaware
Allied Waste Industries (Arizona), Inc.                                  Arizona
Allied Waste Industries (New Mexico), Inc.                               New Mexico
Allied Waste Industries (Southwest), Inc.                                Arizona
Allied Waste Industries of Georgia, Inc.                                 Georgia
Allied Waste Industries of Illinois, Inc.                                Illinois
Allied Waste Industries of Northwest Indiana, Inc.                       Indiana
Allied Waste Industries of Tennessee, Inc.                               Tennessee
Allied Waste Landfill Holdings, Inc.                                     Delaware
Allied Waste of California, Inc.                                         California
Allied Waste of Long Island, Inc.                                        New York
Allied Waste of New Jersey, Inc.                                         New Jersey
Allied Waste Rural Sanitation, Inc.                                      Delaware
Allied Waste Services, Inc.                                              Texas
Allied Waste Systems Holdings, Inc.                                      Delaware
Allied Waste Systems, Inc. *                                             Delaware
Allied Waste Systems (Texas) Inc.                                        Texas
Allied Waste Transportation, Inc. *                                      Delaware
American Disposal Services, Inc.                                         Delaware
American Disposal Services of Illinois, Inc.                             Delaware
American Disposal Services of Kansas, Inc.                               Kansas
American Disposal Services of Missouri, Inc.                             Oklahoma

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
American Disposal Services of New Jersey, Inc.                           Delaware
American Disposal Services of West Virginia, Inc.                        Delaware
American Disposal Transfer Services of Illinois, Inc.                    Delaware
American Materials Recycling Corp.                                       New Jersey
American Sanitation, Inc.                                                Idaho
American Transfer Company, Inc.                                          New York
Apache Junction Landfill Corporation                                     Arizona
Area Disposal Inc.                                                       Illinois
Attwoods of North America, Inc.                                          Delaware
Automated Modular Systems, Inc.                                          New Jersey
Autoshred, Inc.                                                          Missouri
AWIN Leasing Company, Inc.                                               Delaware
AWIN Management, Inc.                                                    Delaware
Belleville Landfill, Inc.                                                Missouri
BFI Atlantic, Inc.                                                       Delaware
BFI Energy Systems of Albany, Inc.                                       Delaware
BFI Energy Systems of Boston, Inc.                                       Massachusetts
BFI Energy Systems of Delaware County, Inc.                              Delaware
BFI Energy Systems of Essex County, Inc.                                 New Jersey
BFI Energy Systems of Hempstead, Inc.                                    Delaware
BFI Energy Systems of Niagara, Inc.                                      Delaware
BFI Energy Systems of Niagara II, Inc.                                   Delaware
BFI Energy Systems of Plymouth, Inc.                                     Delaware
BFI Energy Systems of SEMASS, Inc.                                       Delaware
BFI Energy Systems of Southeastern Connecticut, Inc.                     Delaware
BFI International, Inc.                                                  Delaware
BFI Ref-Fuel, Inc.                                                       Delaware
BFI Services Group, Inc.                                                 California
BFI Trans River (GP), Inc.                                               Delaware
BFI Trans River (LP), Inc.                                               Delaware
BFI Transfer Systems of New Jersey, Inc.                                 New Jersey
BFI Waste Systems of New Jersey, Inc.                                    New Jersey
BFI Waste Systems of North America, Inc.                                 Delaware
Bio-Med of Oregon, Inc.                                                  Oregon
Borrego Landfill, Inc.                                                   California
Brickyard Disposal & Recycling, Inc.                                     Illinois
Browning-Ferris Financial Services, Inc.                                 Delaware
Browning-Ferris, Inc.                                                    Maryland
Browning-Ferris Industries Asia Pacific, Inc.                            Delaware
Browning-Ferris Industries Chemical Services, Inc.                       Nevada
Browning-Ferris Industries Europe, Inc.                                  Delaware
Browning-Ferris Industries, Inc. *                                       Delaware
Browning-Ferris Industries, Inc.                                         Massachusetts

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
Browning-Ferris Industries of California, Inc.                           California
Browning-Ferris Industries of Florida, Inc.                              Delaware
Browning-Ferris Industries of Illinois, Inc.                             Delaware
Browning-Ferris Industries of New Jersey, Inc.                           New Jersey
Browning-Ferris Industries of New York, Inc.                             New York
Browning-Ferris Industries of Ohio, Inc.                                 Delaware
Browning-Ferris Industries of Tennessee, Inc.                            Tennessee
Browning-Ferris Services, Inc.                                           Delaware
Bunting Trash Service, Inc.                                              Colorado
Capitol Recycling and Disposal, Inc.                                     Oregon
C.C. Boyce & Sons, Inc.                                                  New York
CC Landfill, Inc.                                                        Delaware
CCAI, Inc.                                                               Washington
CDF Consolidated Corporation                                             Illinois
CECOS International, Inc.                                                New York
Celina Landfill, Inc.                                                    Ohio
Central Sanitary Landfill, Inc.                                          Michigan
Chambers Development of North Carolina, Inc.                             North Carolina
Champion Recycling, Inc.                                                 New York
Charter Evaporation Resource Recovery Systems                            California
Cherokee Run Landfill, Inc.                                              Ohio
Chestnut Equipment Leasing Corp.                                         New York
Citizens Disposal, Inc.                                                  Michigan
City-Star Services, Inc.                                                 Michigan
City Garbage, Inc.                                                       Texas
Clarkston Disposal, Inc.                                                 Michigan
Cocopah Landfill, Inc.                                                   Delaware
Consolidated Processing, Inc.                                            Illinois
Containerized, Inc. of Texas                                             Texas
Copper Mountain Landfill, Inc.                                           Delaware
Corvallis Disposal Co.                                                   Oregon
County Disposal, Inc.                                                    Delaware
County Disposal (Ohio), Inc.                                             Delaware
County Landfill, Inc.                                                    Delaware
D&D Garage Services, Inc.                                                Illinois
Dallas Disposal Co.                                                      Oregon
Delta Container Corporation                                              California
Delta Dade Recycling Corp.                                               Florida
Delta Paper Stock, Co.                                                   California
Delta Recycling Corp.                                                    Florida
Delta Resources Corp.                                                    Florida
Delta Site Development Corp.                                             Florida
Delta Tall Pines Corp.                                                   Florida

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
Delta Transfer Corp.                                                     Florida
Delta Waste Corp.                                                        Florida
Dempsey Waste Systems II, Inc.                                           Ohio
Denver RL North, Inc.                                                    Colorado
Dinverno, Inc.                                                           Michigan
Dowling Industries, Inc.                                                 New York
ECDC Environmental of Humbolt County, Inc.                               Delaware
ECDC Holdings, Inc.                                                      Delaware
Elder Creek Transfer & Recovery, Inc.                                    California
Environmental Development Corp.                                          Delaware
Environmental Reclamation Company                                        Illinois
Environtech, Inc.                                                        Delaware
EOS Environmental, Inc.                                                  Texas
Evergreen Scavenger Service, Inc.                                        Delaware
F.P. McNamara Rubbish Removal, Inc.                                      Massachusetts
Forward, Inc.                                                            California
Fred Barbara Trucking Co., Inc.                                          Illinois
G. Van Dyken Disposal Inc.                                               Michigan
Garofalo Brothers, Inc.                                                  New Jersey
Garofalo Recycling and Transfer Station Co., Inc.                        New Jersey
GEK, Inc.                                                                Alabama
General Refuse Rolloff Corp.                                             Delaware
Giordano Recycling Corp.                                                 New Jersey
Golden Waste Disposal, Inc.                                              Georgia
Grants Pass Sanitation, Inc.                                             Oregon
Great Lakes Disposal Services, Inc.                                      Delaware
Gulfcoast Waste Service, Inc.                                            Florida
Harland's Sanitary Landfill, Inc.                                        Michigan
Illinois Landfill, Inc.                                                  Illinois
Illinois Recycling Services, Inc.                                        Illinois
Imperial Landfill, Inc.                                                  California
Independent Trucking Company                                             California
Ingrum Waste Disposal, Inc.                                              Illinois
International Disposal Corp. of California                               California
Jetter Disposal, Inc.                                                    Iowa
Joe Di Rese & Sons, Inc.                                                 New Jersey
Kankeekee RDF Landfill, Inc.                                             Delaware
Keller Canyon Landfill Company                                           California
Keller Drop Box, Inc.                                                    Oregon
La Canada Disposal Company, Inc.                                         California
Lake Norman Landfill, Inc.                                               North Carolina
Lathrop Sunrise Sanitation Corporation                                   California
Lee County Landfill, Inc.                                                Illinois

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
Liberty Waste Holdings, Inc.                                             Delaware
Loop Recycling, Inc.                                                     Illinois
Loop Transfer, Incorporated                                              Illinois
Louis Pinto & Son, Inc., Sanitation Contractors                          New Jersey
Macomb Landfill, Inc.                                                    Delaware
Mamaroneck Truck Repair, Inc.                                            New York
Manumit of Florida, Inc.                                                 Florida
McInnis Waste Systems, Inc.                                              Oregon
Medical Disposal Services, Inc.                                          Illinois
Mesa Disposal, Inc.                                                      Arizona
Mississippi Waste Paper Company                                          Mississippi
MJS Associates, Inc.                                                     Washington
Mountain Home Disposal, Inc.                                             Delaware
NationsWaste Catawba Regional Landfill, Inc.                             South Carolina
NationsWaste, Inc.                                                       Delaware
Ncorp, Inc.                                                              Delaware
New Jersey Republic Contracts, Inc.                                      New Jersey
New Morgan Landfill Company, Inc.                                        Pennsylvania
Newco Waste Systems of New Jersey, Inc.                                  New Jersey
Noble Road Landfill, Inc.                                                Ohio
Northeast Sanitary Landfill, Inc.                                        South Carolina
Northwest Waste Industries, Inc.                                         Washington
Oakland Heights Development, Inc.                                        Michigan
Omaha Hauling Company, Inc.                                              Delaware
Organized Sanitary Collectors and Recyclers, Inc.                        Nebraska
Oscar's Collection System of Fremont, Inc.                               Nebraska
Otay Landfill, Inc.                                                      California
Ottawa County Landfill, Inc.                                             Delaware
Palomar Transfer Station, Inc.                                           California
Paper Fibers, Inc.                                                       Washington
Paper Recycling Systems, Inc.                                            New York
Peltier Real Estate Company                                              Oregon
Pinal County Landfill Corp.                                              Arizona
Pittsburg County Landfill, Inc.                                          Oklahoma
Portable Storage, Inc.                                                   Oregon
Prime Carting, Inc.                                                      New York
PSI Waste Systems, Inc.                                                  Idaho
R. 18, Inc.                                                              Illinois
Rabanco Connections International, Inc.                                  Washington
Rabanco Intermodal/B.C., Inc.                                            Washington
Rabanco, Ltd.                                                            Washington
Rabanco Recycling, Inc.                                                  Washington
Rabanco Regional Landfill Company                                        Washington

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
Ramona Landfill, Inc.                                                    California
RCS, Inc.                                                                Illinois
R.C. Miller Enterprises, Inc.                                            Ohio
R.C. Miller Refuse Service, Inc.                                         Ohio
Recycling Associates Inc.                                                New York
Recycling Industries Corp.                                               New York
Resource Recovery, Inc.                                                  Kansas
Risk Services, Inc.                                                      Delaware
Ross Bros. Waste & Recycling Co.                                         Ohio
Rossman Sanitary Service, Inc.                                           Oregon
Roxana Landfill, Inc.                                                    Illinois
S&L Inc.                                                                 Washington
S&S Recycling, Inc.                                                      Georgia
Saline County Landfill, Inc.                                             Illinois
San Marcos NCRRF, Inc.                                                   California
Sangamon Valley Landfill, Inc.                                           Delaware
Sanitary Disposal Service, Inc.                                          Michigan
Sauk Trail Development, Inc.                                             Michigan
Seattle Disposal Company, Inc.                                           Washington
Selas Enterprises LTD.                                                   New York
Shred-All Recycling Systems, Inc.                                        Illinois
Source Recycling, Inc.                                                   Oregon
Southwest Regional Landfill, Inc.                                        Missouri
Southwest Waste Inc.                                                     Missouri
SSWI, Inc.                                                               Washington
Standard Disposal Services, Inc.                                         Michigan
Standard Environmental Services, Inc.                                    Michigan
Standard Waste, Inc.                                                     Delaware
Star Services Group, Inc.                                                Florida
Streator Area Landfill, Inc.                                             Illinois
Suburban Carting Corp.                                                   New York
Suburban Transfer, Inc.                                                  Illinois
Suburban Warehouse, Inc.                                                 Illinois
Summit Waste Systems, Inc.                                               Arizona
Sunrise Sanitation Service, Inc.                                         California
Sunset Disposal, Inc.                                                    Kansas
Sunset Disposal Service Inc.                                             California
Super Services Waste Management, Inc.                                    Arizona
Sycamore Landfill, Inc.                                                  California
Tate's Transfer Systems, Inc.                                            Missouri
Taylor Ridge Landfill, Inc.                                              Delaware
Tennessee Union County Landfill, Inc.                                    Delaware
The Ecology Group, Inc.                                                  Ohio

NAME OF COMPANY                                                          STATE OF INCORPORATION
---------------                                                          ----------------------
Tom Luciano's Disposal Service, Inc.                                     New Jersey
Total Solid Waste Recyclers, Inc.                                        New Jersey
Tricil (N.Y.), Inc.                                                      New York
Tri-State Recycling Services, Inc.                                       Illinois
Tri-State Refuse Corporation                                             Arizona
Trottown Transfer, Inc.                                                  New York
United Disposal Service, Inc.                                            Oregon
United Waste Control Corp.                                               Washington
Upper Rock Island County Landfill, Inc.                                  Illinois
USA Waste of Illinois, Inc.                                              Illinois
Valley Landfills, Inc.                                                   Oregon
VHG, Inc.                                                                Minnesota
Vining Disposal Service, Inc.                                            Massachusetts
Warner Hill Development Company                                          Delaware
Waste Associates, Inc.                                                   Washington
Waste Control Systems, Inc.                                              Oregon
Wastehaul, Inc.                                                          Indiana
Waste Services of New York, Inc.                                         New York
Wayne County Landfill IL, Inc.                                           Delaware
WDTR, Inc.                                                               Oregon
WJR Environmental, Inc.                                                  Washington
Willamette Resources, Inc,.                                              Oregon
Williams County Landfill, Inc.                                           Ohio
Woodlake Sanitary Service, Inc.                                          Minnesota

                           LIMITED LIABILITY COMPANIES

NAME OF COMPANY                                                          STATE OF FORMATION
---------------                                                          ------------------
Allied Gas Recovery Systems, L.L.C.                                      Delaware
Allied Services, LLC                                                     Delaware
Allied Transfer Systems of New Jersey, LLC                               New Jersey
Allied Waste of New Jersey-New York, LLC                                 Delaware
Allied Waste Sycamore Landfill, LLC                                      Delaware
Allied Waste Systems of New Jersey, LLC                                  New Jersey
Anderson Regional Landfill, LLC                                          Delaware
Anson County Landfill NC, LLC                                            Delaware
AWIN Leasing II, LLC                                                     Ohio
BFI Transfer Systems of Alabama, LLC                                     Delaware
BFI Transfer Systems of DC, LLC                                          Delaware
BFI Transfer Systems of Georgia, LLC                                     Delaware
BFI Transfer Systems of Maryland, LLC                                    Delaware
BFI Transfer Systems of Massachusetts, LLC                               Massachusetts
BFI Transfer Systems of Mississippi, LLC                                 Delaware
BFI Transfer Systems of Pennsylvania, LLC                                Pennsylvania
BFI Transfer Systems of Virginia, LLC                                    Delaware
BFI Waste Services, LLC                                                  Delaware
BFI Waste Services of Massachusetts, LLC                                 Massachusetts
BFI Waste Services of Pennsylvania, LLC                                  Pennsylvania
BFI Waste Services of Tennessee, LLC                                     Delaware
BFI Waste Systems of Alabama, LLC                                        Delaware
BFI Waste Systems of Arkansas, LLC                                       Delaware
BFI Waste Systems of Georgia, LLC                                        Delaware
BFI Waste Systems of Kentucky, LLC                                       Delaware
BFI Waste Systems of Louisiana, LLC                                      Delaware
BFI Waste Systems of Massachusetts, LLC                                  Massachusetts
BFI Waste Systems of Mississippi, LLC                                    Delaware
BFI Waste Systems of Missouri, LLC                                       Delaware
BFI Waste Systems of North Carolina, LLC                                 Delaware
BFI Waste Systems of Oklahoma, LLC                                       Oklahoma
BFI Waste Systems of Pennsylvania, LLC                                   Pennsylvania
BFI Waste Systems of South Carolina, LLC                                 Delaware
BFI Waste Systems of Tennessee, LLC                                      Delaware
BFI Waste Systems of Virginia, LLC                                       Delaware
Bridgeton Landfill, LLC                                                  Delaware
Brundidge Landfill, LLC                                                  Delaware
Brunswick Waste Management Facility, LLC                                 Delaware
Butler County Landfill, LLC                                              Delaware
Chilton Landfill, LLC                                                    Delaware
Courtney Ridge Landfill, LLC                                             Delaware

NAME OF COMPANY                                                          STATE OF FORMATION
---------------                                                          ------------------
D & L Disposal L.L.C.                                                    Delaware
ECDC Environmental, L.C.                                                 Utah
ECDC Logistics, LLC                                                      Delaware
Ellis Scott Landfill MO, LLC                                             Delaware
Envotech-Illinois, L.L.C.                                                Delaware
Evergreen Scavenger Service, L.L.C.                                      Delaware
Flint Hill Road, LLC                                                     South Carolina
Forest View Landfill, LLC                                                Delaware
Frontier Waste Services (Colorado), LLC                                  Colorado
Frontier Waste Services (Utah), LLC                                      Utah
Frontier Waste Services of Louisiana L.L.C                               Louisiana
General Refuse Service of Ohio, LLC                                      Ohio
Great Plains Landfill OK, LLC                                            Delaware
Greenridge Reclamation, LLC                                              Pennsylvania
Greenridge Waste Services, LLC                                           Pennsylvania
Jefferson City Landfill, LLC                                             Delaware
Lee County Landfill SC, LLC                                              Delaware
Lemons Landfill, LLC                                                     Delaware
Liberty Waste Services Limited, L.L.C.                                   Delaware
Liberty Waste Services of Illinois, L.L.C.                               Illinois
Liberty Waste Services of McCook, L.L.C.                                 Delaware
Local Sanitation of Rowan County, L.L.C.                                 Delaware
Metro Enviro Transfer, LLC                                               Delaware
New York Waste Services, LLC                                             Delaware
Northeast Landfill, LLC                                                  Delaware
Oklahoma City Landfill, LLC                                              Oklahoma
Packerton Land Company, L.L.C.                                           Delaware
Pinecrest Landfill OK, LLC                                               Delaware
Polk County Landfill, LLC                                                Delaware
Sand Valley Holdings, L.L.C.                                             Delaware
Show-Me Landfill, LLC                                                    Delaware
Southeast Landfill, LLC                                                  Delaware
Total Roll-Offs, L.L.C.                                                  Texas
Webster Parish Landfill, L.L.C.                                          Delaware
Willow Ridge Landfill, LLC                                               Delaware

                                  PARTNERSHIPS

NAME OF COMPANY                                                          STATE OF FORMATION
---------------                                                          ------------------
BFI Transfer Systems of Texas, LP                                        Delaware
BFI Waste Services of Indiana, LP                                        Delaware
BFI Waste Services of Texas, LP                                          Delaware
BFI Waste Systems of Indiana, LP                                         Delaware
BFI Waste Systems of Texas, LP                                           Delaware
Blue Ridge Landfill General Partnership                                  Kentucky
Brenham Total Roll-Offs, LP                                              Delaware
Camelot Landfill TX, LP                                                  Delaware
County Line Landfill Partnership                                         Indiana
Crow Landfill TX L.P.                                                    Delaware
Ellis County Landfill TX, L.P.                                           Delaware
Fort Worth Landfill TX, LP                                               Delaware
Frontier Waste Services, L.P.                                            Texas
Green Valley Landfill General Partnership                                Kentucky
Greenwood Landfill TX, LP                                                Delaware
Houston Towers TX, LP                                                    Delaware
Illiana Disposal Partnership                                             Indiana
Jones Road Landfill and Recycling, Ltd.                                  Florida
Key Waste Indiana Partnership                                            Indiana
Lake County C & D Development Partnership                                Indiana
Mars Road TX, LP                                                         Delaware
Mesquite Landfill TX, LP                                                 Delaware
Moorhead Landfill General Partnership                                    Kentucky
Newton County Landfill Partnership                                       Indiana
Panama Road Landfill TX, L.P.                                            Delaware
Paper Fibres Company                                                     Washington
Pinehill Landfill TX, LP                                                 Delaware
Pleasant Oaks Landfill TX, LP                                            Delaware
Rabanco Companies                                                        Washington
Recycle Seattle II                                                       Washington
Regional Disposal Company                                                Washington
Royal Oaks Landfill TX, LP                                               Delaware
Springfield Environmental General Partnership                            Indiana
Turkey Creek Landfill TX, LP                                             Delaware
U.S. Disposal II                                                         Washington